Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD, 72EE, 73, 74U and 74V correctly, the correct answers are as follows...

					A	B	C	Institutional

72. DD) Total income distributions
7.Floating Rate Strategies Fund		590	n/a	301	2,064
5.High Yield Fund			3,795	137	534	502
9.Macro Opportunities Fund		1,129	n/a	324	1,702
6.Municipal Income Fund			1,872	n/a	7	10
8.Total Return Bond Fund		280	n/a	53	1,089
2.U.S. Intermediate Bond Fund		1,667	56	199	n/a

72. EE) Total capital gains distributions
7.Floating Rate Strategies Fund		n/a	n/a	n/a	n/a
5.High Yield Fund			0	n/a	0	n/a
9.Macro Opportunities Fund		n/a	n/a	n/a	n/a
6.Municipal Income Fund			n/a	n/a	n/a	n/a
8.Total Return Bond Fund		n/a	n/a	n/a	n/a
2.U.S. Intermediate Bond Fund		n/a	n/a	n/a	n/a

73. A)  Total income distribution pershare
7.Floating Rate Strategies Fund		0.9611	n/a	0.8170	0.9950
5.High Yield Fund			0.5898	0.6099	0.5261	0.5508
9.Macro Opportunities Fund		0.9762	n/a	0.8428	1.0319
6.Municipal Income Fund			0.2724	n/a	0.2240	0.2961
8.Total Return Bond Fund		0.9165	n/a	0.7643	0.9630
2.U.S. Intermediate Bond Fund		0.2698	0.1747	0.1706	n/a

73. B) Total capital gains distribution pershare
7.Floating Rate Strategies Fund		n/a	n/a	n/a	n/a
5.High Yield Fund			n/a	n/a	n/a	n/a
9.Macro Opportunities Fund		n/a	n/a	n/a	n/a
6.Municipal Income Fund			n/a	n/a	n/a	n/a
8.Total Return Bond Fund		n/a	n/a	n/a	n/a
2.U.S. Intermediate Bond Fund		n/a	n/a	n/a	n/a

74.U) Shares outstanding
7.Floating Rate Strategies Fund		1,692	n/a	934	2,764
5.High Yield Fund			5,370	182	753	1,007
9.Macro Opportunities Fund		3,132	n/a	1,234	4,018
6.Municipal Income Fund			6,165	n/a	93	83
8.Total Return Bond Fund		1,158	n/a	249	1,679
2.U.S. Intermediate Bond Fund		5,473	290	1,175	n/a

74. V) Net asset value pershare
7.Floating Rate Strategies Fund		$26.10	$n/a	$26.09	$26.12
5.High Yield Fund			$11.95	$11.89	$12.03	$9.90
9.Macro Opportunities Fund		$26.53	$n/a	$26.51	$26.56
6.Municipal Income Fund			$12.59	$n/a	$12.58	$12.59
8.Total Return Bond Fund		$26.51	$n/a	$26.50	$26.54
2.U.S. Intermediate Bond Fund		$17.92	$17.82	$17.82	$n/a